Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$42,540,150
Unrealized Gain (Loss) on Market Value of Futures	(23,588,945)
Dividend Income	18,563
Interest Income	594,286
ETF Transaction Fees	16,000
Total Income (Loss)	$19,580,054

Expenses
General Partner Management Fees	$174,663
Professional Fees	76,012
Brokerage Commissions	96,822
Non-interested Directors' Fees and Expenses	3,181
Prepaid Insurance Expense	2,851
NYMEX License Fee	4,367
SEC & FINRA Registration Expense	4,959
Total Expenses	$362,855
Net Income (Loss)	$19,217,199

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/18	$305,453,289
Additions (4,900,000 Shares)	130,023,536
Withdrawals (5,100,000 Shares)	(134,402,166)
Net Income (Loss)	19,217,199

Net Asset Value End of Month	$320,291,858
Net Asset Value Per Share (12,084,588 Shares)	$26.50

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596